Exhibit 99.1

Calais Resources Announces Results of Annual Shareholders Meeting and Updates Recent Initiatives

Greenwood Village, CO, November 16, 2004 — Calais Resources Inc. (OTCBB:CAAUF) herein, the “Company” is pleased to announce the results of its annual general meeting of November 10, 2004 and update shareholders on recent initiatives of the Company aimed at providing strong management and support for the Company through the new year.

Shareholders present at the meeting and voting by proxy approved the election of management’s nominees, being Tom Hendricks, Art Daher and Mel Martin, as the Directors of the Company for the ensuing year and also confirmed the appointment of KPMG LLP as the Company’s auditor. Other results from the proxy resolutions voting were as follows:

3a. Approval by a special resolution removing the application of the pre-existing company provisions. Approved.

3b. Approval by a special resolution amending the authorized share structure for Calais from 100,000,000 Common shares without par value to an unlimited number of Common shares without par value. Approved.

3c. Approval by a special resolution amending the Articles of Calais to reflect certain changes available to Calais under the new British Columbia Business Corporations Act by replacing the existing Articles of Calais in their entirety with a new form of Articles. Approved.

4. Approval of a proposal for the repricing of certain of our outstanding convertible debentures of Calais Resources, Inc., from the current price of Cdn $1.23 to US$0.55, resulting in the potential issuance of more than 3,000,000 additional shares for no additional consideration. Not Approved.

Management is appreciative of the support of shareholders who attended the meeting and those shareholders that submitted their proxy for voting.

Subsequent to the annual general meeting, the newly elected directors of the Company confirmed the appointment of Tom Hendricks as President and Chief Executive Officer, Matt Witt as Chief Financial Officer and Corporate Secretary and Bob Akright as Vice President, Exploration.

The Company has undergone positive changes over the past 12 months including numerous work programs completed to maintain the company’s properties and continue exploration at the Consolidated Caribou District Mines. Several geological work programs continued to define the gold potential for each Calais property. The company completed extensive title work on its Nevada properties and located 56 new claims near Bald Mountain north of the Manhattan district. A new 10 year hard rock mining lease was completed on the Faja De Oro project in Panama. Despite working capital shortages that have adversely impacted the company during the latter half of calendar year 2004, the company continued to maintain and complete environmental programs at the Caribou project. A detailed plan was completed to maintain the highest level for environmental excellence with future work programs. Management continues to work diligently to seek further financing necessary to repay outstanding indebtedness and to commence a planned 2005 exploration program on the Consolidated Caribou Mines District gold and silver project in Colorado, and it’s Faja de Oro gold project in the Republic of Panama, and to continue to resolve title issues at it’s Nevada Manhattan gold project in Nye County, Nevada.

Source: Calais Resources

Contacts:

Tom Hendricks
CEO
303-258-3806

Matt Witt
CFO
720-529-9500

Safe Harbor

The future conduct of the company’s business and it’s response to issues raised by third parties are dependent upon a number of factors, and there can be no assurance that the company will be able to conduct its operations as contemplated. Certain statements contained in this release using the terms “may”, “expects to”, “projects”, “estimates”, “plans”, and other terms denoting future possibilities, are forward-looking statements in accordance with the Private Securities Litigation Reform Act of 1995. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks that are beyond our ability to predict or control and which may cause actual results to differ materially from the projections or estimates contained herein. The risks include, but are not limited to, the risks described in the above press release; those risks set out in the company’s disclosure documents and its annual, quarterly and current reports; and the other risks associated with start-up mineral exploration operations with insufficient liquidity, and no historical profitability.